Exhibit 10.42

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GENERAL CONTINUING GUARANTY
THIS AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GENERAL CONTINUING GUARANTY (this “Amendment”), dated as of December 27, 2016 is entered into by and among, on the one hand, the several banks and other financial institutions and lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, ACRC LENDER LLC, a Delaware limited liability company (the “Borrower”) and ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), and in light of the following:
W I T N E S S E T H
WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 12, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Guarantor and Agent are parties to that certain General Continuing Guaranty, dated as of March 12, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”);
WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and Guaranty; and
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to make certain amendments to the Credit Agreement and the Guaranty.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein and not otherwise defined herein (including the preamble and recitals hereof) shall have the meanings ascribed thereto in the Credit Agreement.
2.Amendments to the Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended and modified by adding or amending and restating, as applicable, the following definitions as follows:
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise; provided, that no issuer of a Specified Third Party Securitization shall be considered an “Affiliate” of such Person.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible; provided, that “Assets” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Debt” with respect to any Person, means: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP; provided, that no issuer of a Specified Third Party Securitization shall be considered a “Subsidiary” of Guarantor or any of its Affiliates.
“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its Affiliates.
3.Amendments to the Guaranty.
(a)    Section 1(a) of the Guaranty is hereby amended by adding or amending and restating, as applicable, the following definitions:
“Debt” with respect to any Person, means: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof (including Debt Service, EBITDA, Fixed Charges and Net Income) shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of any applicable Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Tangible Net Worth” means all amounts that would be included under capital or shareholder's equity (or any like caption) on the balance sheet of any Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.
(b)    Section 8(a)(i) of the Guaranty is hereby amended and restated in its entirety as follows:
“(i) Within 120 days after the end of each fiscal year of Guarantor, an annual report containing a consolidated statement of assets, liabilities, and capital as of the end of such fiscal year, and consolidated statements of operations and cash flows, for the year then ended, prepared in accordance with accounting principles generally accepted in the United States , all of which shall be accompanied by a report and an unqualified opinion by independent certified public accountants of recognized standing selected by Guarantor and reasonably satisfactory to Agent (for the avoidance of doubt, such unqualified opinion shall not include any qualifications or exceptions, including any (i) a “going concern” or like qualification or exception, (ii) any qualification or exception as to the scope of such audit (except as set forth above), or (iii) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 8(b)) together with a reconciliation of the calculation of the Fixed Charge Coverage Ratio for such period and the Tangible Net Worth as of the end of such period, in each case as defined under the Guaranty, against such calculation in accordance with GAAP; provided however, Guarantor may satisfy its obligations to deliver the financial statements described in this Section 8(a)(i) by furnishing to the Agent (A) a copy of Guarantor’s annual report on Form 10-K (or any applicable successor form) in respect of such fiscal year, together with the financial statements required to be attached thereto, together with a reconciliation of the calculation of the Fixed Charge Coverage Ratio for such period and the Tangible Net Worth as of the end of such period, in each case as defined under the Guaranty, against such calculation in accordance with GAAP, and (B) an unqualified opinion by Ernst & Young LLP or another “Big 4” accounting firm that satisfies the requirements set forth above;”
(c)    Section 8(a)(ii) of the Guaranty is hereby amended and restated in its entirety as follows:
“(ii) Within 60 days after the end of each of the first three quarters of each fiscal year of Guarantor, an unaudited financial report containing a consolidated statement of assets, liabilities, and capital, and consolidated statements of operations and cash flows, in each case for the period then ended, together with a reconciliation of the calculation of the Fixed Charge Coverage Ratio for such period and the Tangible Net Worth as of the end of such period, in each case as defined under the Guaranty, against such calculation in accordance with GAAP; provided however, Guarantor may satisfy its obligations to deliver the financial statements described in this Section 8(a)(ii) by furnishing to the Agent a copy of Guarantor’s quarterly report on Form 10-Q (or any applicable successor form) in respect of such fiscal quarter, together with the financial statements required to be attached thereto, together with a reconciliation of the calculation of the Fixed Charge Coverage Ratio for such period and the Tangible Net Worth as of the end of such period, in each case as defined under the Guaranty, against such calculation in accordance with GAAP;”
4.Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Fourth Amendment Effective Date”):
(a)    Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.
(b)    Agent shall have received the reaffirmation and consent of Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized officer of Guarantor.
(c)    After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
(d)    No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall be pending or, to Borrower’s knowledge, overtly threatened that could reasonably be expected to have: (i) a material adverse effect on Borrower’s ability to repay the Loans or (ii) a Material Adverse Effect on Borrower.
(e)    After giving effect to this Amendment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.
(f)    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.
5.Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders as follows:
(a)It a duly organized and validly existing limited liability company in good standing under the law of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.
(b)It has all requisite limited liability company power to execute and deliver this Amendment and the other Loan Documents to which it is a party, and to borrow the sums provided for in the Credit Agreement. Borrower has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Loan

Parties, taken as a whole. The execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party have been duly authorized by Borrower and all necessary limited liability company action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole).
(c)The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which it is a party, do not and will not: (i) violate (A) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (B) any order of any domestic Governmental Authority, court, arbitration board, or tribunal binding on any Loan Party, or (C) the Governing Documents of any Loan Party, or (ii) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party, or (iii) require termination of any Contractual Obligation of any Loan Party, or (iv) constitute a tortious interference with any Contractual Obligation of any Loan Party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(d)Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any Governmental Authority is required in connection with the execution, delivery, and performance by the Loan Parties of this Amendment or the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(e)This Amendment and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms except as the enforceability hereof or thereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (whether considered in a proceeding in equity or law).
(f)No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall be pending or, to Borrower’s knowledge, overtly threatened that could reasonably be expected to have: (i) a material adverse effect on Borrower’s ability to repay the Loans or (ii) a Material Adverse Effect on Borrower.
(g)No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.
(h)No event or development has occurred as of the date of the effectiveness of this Amendment which could reasonably be expected to result in a Material Adverse Effect with respect to any Loan Party.
(i)The representations and warranties set forth in this Amendment, in the Credit Agreement and in the Guaranty, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
(j)This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of each such decision.
(k)It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.
6.GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION AND VENUE, AND WAIVER OF TRIAL BY JURY SET FORTH IN SECTIONS 11.6 – 11.8 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
7.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
8.Effect on Loan Documents.
(a)    The Credit Agreement and the Guaranty, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement, the Guaranty, or any other Loan Document. Except for the amendments to the Credit Agreement and the Guaranty expressly set forth herein, the Credit Agreement, the Guaranty, and the other Loan Documents shall remain unchanged and in full force and effect. The modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Event of Default or Unmatured Event of Default, shall not operate as a consent to any waiver, consent or further amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement or the Guaranty will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and the Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement, the Guaranty, or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement and Guaranty to “this Agreement”, “this Guaranty”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “the Guaranty”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement or the Guaranty, shall mean and be a reference to the Credit Agreement and the Guaranty, respectively, as modified and amended hereby.
(c)    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement or the Guaranty, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement and the Guaranty as modified or amended hereby.
(d)    This Amendment is a Loan Document.
(e)    The rules of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
9.Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement, the Guaranty, and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
10.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
11.Reaffirmation of Obligations. Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Borrower hereby further does grant to Agent, a security interest in the Collateral (as defined in the Security Agreement) in order to secure all of its present and future Obligations.
12.Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, the Guaranty, and the Loan Documents to which it is a party effective as of the date hereof and as amended hereby.
13.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ACRC LENDER LLC,
a Delaware limited liability company, as Borrower

By /s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as Guarantor

By /s/ John B. Jardine
Name: John B. Jardine
Title: President and Co-Chief Executive Officer

CITY NATIONAL BANK,
a national banking association,
as Agent and as a Lender

By /s/ Brandon L. Feitelson
Name: Brandon L. Feitelson, C.F.A.
Title: Senior Vice President